EXHIBIT 10.3

CONFIDENTIAL TREATMENT

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [*], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

September 17, 2010

By Email & Courier

Tibor Keler, Ph.D.

Vice President for R&D and Chief Scientific Officer

Celldex Therapeutics, Inc.

222 Cameron Drive

Philipsburg, NJ 08865

Re: Commercial License for CD27 Antibodies

Dear Tibor:

Pursuant to Section 4.4.2 of the Research and Commercialization Agreement (the “Agreement”) between Celldex Therapeutics, Inc. (“Celldex”), Medarex, Inc. and GenPharm International, Inc. (together “Medarex,” now a wholly owned subsidiary of Bristol-Myers Squibb Company), effective as of April 6, 2004, as amended, Medarex hereby grants to Celldex a Commercial License with respect to the Antibody [*] (plus two back up Antibodies [*] and [*]) raised against the Research Antigen CD27.

To facilitate the payment of the Commercial License fee pursuant to Section 5.3 of the Agreement, attached is our invoice, No. MEDX-2010030.

Please note that Medarex was recently acquired by Bristol-Myers Squibb; thus, this invoice includes new remittance instructions for payments to Medarex, which we ask that you conform to going forward. My contact information including my address and phone number is also included on the invoice.

Sincerely yours,

/s/ Chris White
Chris White
Associate Director - R & D Finance
Bristol-Myers Squibb

Attachment

Cc:	Anthony Marucci - Celldex
Art Bertelsen - BMS
Tom Nettl - BMS

* Confidential